UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 3, 2024

Federal Home Loan Bank of Pittsburgh

(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51395	25-6001324
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

601 Grant Street, Pittsburgh, Pennsylvania		15219
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 412-288-3400

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
—	—	—

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 3, 2024, the Federal Home Loan Bank of Pittsburgh (“Bank”) determined that Mr. H. Charles Maddy, III is no longer eligible to serve as a director on the Bank’s Board of Directors as a result of the merger of bank holding company Summit Financial Group, Inc. with bank holding company Burke & Herbert Financial Services Corp. Immediately following the merger, Summit Community Bank, Inc., a West Virginia banking corporation and a wholly-owned direct subsidiary of Summit Financial Group, Inc., will merge with and into Burke & Herbert Bank & Trust Company (“B&H Bank”), a Virginia banking corporation and a wholly-owned direct subsidiary of Burke & Herbert Financial Services Corp, with B&H Bank as the continuing institution. Mr. Maddy previously was elected as a West Virginia Member Director. Based on applicable law and regulation, as Mr. Maddy is no longer an officer or director of a West Virginia member institution, he is ineligible to continue to serve as a West Virginia Member Director for the remainder of his term expiring on December 31, 2026. In accordance with the Federal Home Loan Bank Act, the Bank’s Board of Directors will elect an officer or a director of a West Virginia member institution to fill the vacancy for this directorship.

Description

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Pittsburgh

May 3, 2024	By:	/s/ Peggy Delinois Hamilton
Name: Peggy Delinois Hamilton
Title: General Counsel, Corporate Secretary